SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2000

GOLDEN PHOENIX MINERALS, INC.

                            Minnesota                                            0-22905                                        41-1878178

                   (State or other jurisdiction                       (Commission File                                (IRS Employer

                       of incorporation)                                        Number)                                      Identification No.)

3595 Airway Dr., Suite 405 Reno, Nevada 89511

(Address of Principal Executive Offices) Zip Code

Registrant’s telephone number, including area code: (775) 853-4919

Item 2: Acquisition or Disposition of Assets

On November 7, 2000 the Company completed the purchase of the Mineral Ridge Gold Mine (Mine). The Mine was purchased from the bankruptcy trustee for the Chapter 11 bankrupt estate of Mineral Ridge Resources, Inc. The purchase price was $225,000 in cash plus the assumption of $382,399.94 in debt to the local public utility that provides electricity to the mine. The source of funds for the cash payment was a short-term loan from Newmex Minerals, Inc. (Newmex). The loan will be converted to the Company’s restricted common stock once final signatures are received on an agreement for $1.26 million in equity financing with Newmex. In addition, the Company received a $400,000 bridge loan from Newmex in order to provide a cash bond to secure the $382,399.94 debt to the power company. The Company intends to arrange a replacement bond and repay Newmex within three months.

The Mine was put into Chapter 11 bankruptcy on December 10, 1999 and has been on maintenance status since that time. The Company has acquired 54 patented and 141 unpatented mining claims, 2,685 acres of land, various operating and water permits, the crusher and ADR plants, the electric power transmission system to the mine, and support equipment. The bankruptcy trustee previously sold the mobile mining equipment utilized at the mine. The Company plans to engage a contract-mining firm to perform mining operations and ore processing and recovery will be handled by the Company. The Company will need to increase the reclamation bond with the Nevada Division of Environmental Protection (NDEP) from $900,000 to an estimated $2.5 million, and file a revised mine plan with NDEP in order to obtain approval to transfer the operating permit before mining operations can be resumed. In the interim, the Company is allowed to maintain the present status of the property and to perform reclamation activities. Such activities are expected to result in a small amount of gold recovery. The total mineable gold reserve is 217,644 ounces.

Item 7. Financial Statements and Exhibits

(a) The purchase of the above described assets constituted a purchase of assets and not the purchase of a business. Consequently, audited financial statements are not required.

(b) It was impracticable to provide the required pro forma financial information by the date this Report was filed with the Securities and Exchange Commission as none of the required information was available on such date. The Company will provide such information under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(c) Exhibits:

2.1 Mineral Ridge Mine Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                             GOLDEN PHOENIX MINERALS, INC.

                                                                                                                    (Registrant)

Date: November 21, 2000                                                    By: /S/ MICHAEL R. FITZSIMONDS

                                                                                                  Michael R. Fitzsimonds

                                                                                                  President and Director

                                                                                                  (Principal Executive and Financial

                                                                                                  Officer)